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Pitney Bowes Credit Corporation - Form 10-Q                   Exhibit (i)
Nine Months Ended September 30, 1996
Page 20 of 22

             FIRST AMENDED AND RESTATED OPERATING AGREEMENT
             ----------------------------------------------

Pitney Bowes Inc. ("PBI") and Pitney Bowes Credit Corporation ("PBCC") (collectively the "Parties" or individually the "Party") make this agreement this 6th day of November, 1996 ("Agreement").

    WHEREAS, the Parties wish to terminate in its entirety the existing operating agreement between the Parties dated March 3, 1977, as amended, and supersede it with this successor Agreement.

    NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the Parties agree as follows:

1. TERM AND TERMINATION: This Agreement shall take effect upon execution by both Parties. It shall remain in effect until it is canceled by the mutual consent of the Parties or it is canceled by one Party giving the other Party ninety (90) days prior written notice of termination.

2. BUSINESS RELATIONSHIP BETWEEN THE PARTIES: The Parties agree that they will regularly review their business relationship and their respective policies and procedures so as to continuously improve their competitiveness and their service to customers. The current policies and procedures may be amended from time to time by the Parties in a writing mutually agreed to by the Parties. A Party proposing to modify, amend, substitute, or delete a policy or procedure, or establish a new policy or procedure, shall give written notice to the President of the other Party. The notice shall be accompanied by the proposal. The Parties shall meet as soon as necessary and reasonably practicable to discuss the proposal.

3. GOVERNING LAW; SUCCESSORS AND ASSIGNS: This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. This Agreement shall be binding upon and inure to the benefit of PBI and PBCC and their respective successors and assigns. This Agreement is not intended to, and does not, inure to the benefit of any third parties.

4. INDEPENDENT OBLIGATION: This Agreement does not amend or modify any other agreement between the Parties including, without limitation, the Parties' Finance Agreement as amended July 12, 1995, and further this Agreement does not constitute a guaranty by one Party of any of the obligations of the other Party.

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


/s/ Matthew S. Kissner                   /s/ Michael J. Critelli
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Matthew S. Kissner                       Michael J. Critelli
President & Chief Executive Officer      Vice Chairman & Chief Executive Officer
Pitney Bowes Credit Corporation          Pitney Bowes Inc.